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                                                                    EXHIBIT 99.2

             [Letterhead of GnazzoThill, A Professional Corporation]


                                                                   June 26, 2002

TO THE PARTIES LISTED
ON SCHEDULE A HERETO

        Re: Sequoia Mortgage Trust 7

Ladies and Gentlemen:

        You have requested our supplemental opinion in connection with certain federal income tax matters related to the transfer of Subsequent Mortgage Loans to Sequoia Mortgage Trust 7 (the "Issuer") pursuant to that certain Indenture, dated as of May 1, 2002 (the "Indenture") between the Issuer, HSBC Bank USA, as bond trustee, and Wells Fargo Bank Minnesota, National Association, as master servicer, and that certain Mortgage Loan Purchase and Sale Agreement, dated as of May 1, 2002 (the "Mortgage Loan Purchase Agreement"), among Redwood Trust, Inc., Sequoia Mortgage Funding Corporation (the "Depositor") and the Issuer. The Issuer is a statutory business trust formed by the Depositor pursuant to the Deposit Trust Agreement, dated as of May 1, 2002 (the "Deposit Trust Agreement"), between the Depositor and Wilmington Trust Company, as Owner Trustee. Pursuant to the Indenture, the Issuer has issued the $577,196,698.00 Sequoia Mortgage Trust 7 Collateralized Mortgage Bonds (the "Bonds"). Each capitalized term used but not defined herein has the meaning assigned thereto in the Indenture.

        We have acted as special tax counsel to the Depositor in connection with the above transaction. In formulating our opinions, we have reviewed final copies, dated on or before the date hereof, of (i) the Indenture and the Bonds,
(ii) the Deposit Trust Agreement, (iii) the Mortgage Loan Purchase Agreement,
(iv) the Management Agreement, (v) the Assignment, Assumption and Recognition Agreements, dated as of May 29, 2002 assigning rights under the Purchase Agreements and the Servicing Agreements (the "Acknowledgments"), (vi) the Servicing Agreements and (vii) such resolutions, certificates, records, and other documents provided by the Depositor as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals or



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Sequoia Mortgage Funding Corporation
To the parties listed on Schedule A hereto
June 26, 2002
Page 2


finals, the conformity to original documents of all documents submitted to us as certified, conformed or other copies, and the authenticity of the originals of such copies. In rendering our opinions, we have assumed that the transactions described in or contemplated by the foregoing documents have been and will be consummated in accordance with the terms of such operative documents, and that such documents accurately reflect the material facts of such transactions.

        Our opinion is also based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities. The statutory provisions, regulations, and interpretations on which our opinion is based are subject to change, possibly retroactively. In addition, there can be no complete assurance that the Internal Revenue Service will not take positions contrary to the conclusions stated in our opinion.

        Based on the foregoing, we are of the opinion that, assuming (i) the making of a timely election to treat the Trust Estate as consisting of an upper-tier REMIC and a lower-tier REMIC, each comprised of the assets and interests specified in the Indenture and (ii) compliance with the provisions of the Deposit Trust Agreement, the Indenture and the Mortgage Loan Purchase Agreement, the Acknowledgments and the Servicing Agreements, for federal income tax purposes, upon transfer of the Subsequent Mortgage Loans to the Issuer:

        1. the Trust Estate will continue to consist of two segregated asset pools, each of which qualify as a REMIC within the meaning of
            Section 860D of the Code;

        2. the Class A, Class X-1, Class X-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Bonds will continue to represent "regular interests" in the Upper-Tier REMIC and the Class A-R Bond will continue to represent the sole "residual interest" in the each of the Upper-Tier REMIC and Lower-Tier REMIC, each within the meaning of Section 860G of the Code as in effect on the date hereof;

        3. each Basis Risk Reserve Fund will continue to be an "outside reserve fund" that is beneficially owned by the Holders of the Class X-1 or Class X-2 Bonds, as applicable; and

        4. the rights of the Holders of the Class A and Class B-1 Bonds with respect to the Basis Risk Reserve Funds continue to represent, for federal income tax purposes, contractual rights that are separate from their regular interests within the meaning of Treasury Regulations Section 1.860G-2(i).


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Sequoia Mortgage Funding Corporation
To the parties listed on Schedule A hereto
June 26, 2002
Page 3


        Other than as expressly stated above, we express no opinion on any issue relating to the Depositor, the Issuer, the Trust Estate, or to any other securities issued by them, or under any law other than the federal income tax laws.

        We are furnishing this opinion to you solely in connection with the initial sale of the Bonds and it is not to be relied upon, used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

                                     Very truly yours,

                                     /s/ GnazzoThill, A Professional Corporation


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                                   SCHEDULE A

Sequoia Mortgage Funding Corporation
591 Redwood Highway
Suite 3120
Mill Valley, CA 94941

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Sandler O'Neill & Partners, L.P.
919 Third Avenue
6th Floor
New York, NY 10022

Wells Fargo Bank Minnesota,
  National Association
9062 Old Annapolis Road
Columbia, MD 21045-1951